SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 16, 2005


                               Pacific Gold Corp.
               __________________________________________________
               (Exact Name of Registrant as Specified in Charter)


              Nevada                 000-32629            91-1997728
  ____________________________    ________________    ___________________
  (State or Other Jurisdiction    (Commission File       (IRS Employer
       of Incorporation)               Number)        Identification No.)


  157 Adelaide Street West, Suite 600, Toronto, Ontario, Canada     M5H 4E7
  _____________________________________________________________    __________
            (Address of Principal Executive Offices)               (Zip Code)


 Registrant's telephone number, including area code:    (416) 214-1483






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Item 5.02   Departure of Directors or Principal Officers, Election of Directors;
            Appointment of Principal Officer

         On May 16, 2005, the Company appointed Ms. Jackie Glazer as the Chief Financial Officer of the Company.

         Ms. Glazer was previously a Manager in Internal Audit and Business Risk practices of a consulting firm based in Toronto, Ontario. Ms. Glazer's clients have included major lending institutions, manufacturers, and nation-wide retail operations. Ms. Glazer is a chartered accountant and a member of the Institute of Chartered Accountants of Ontario and British Columbia and a member of the Institute of Internal Auditors. Recently, Ms. Glazer attended the PWC School of Mines.

         Ms. Glazer will be paid a salary of $76,000 and will be paid an annual bonus of $25, 000 payable in shares of common stock, the number to be determined by the closing bid price on December 31. Ms. Glazer will be awarded during the term of the contract up to 250,000 shares of common stock under the 2002 Performance Equity Plan at intervals of six months.


Item 9.01.  Financial Statements and Exhibits

         (c) Exhibits

             10.01 Employment Agreement and amendment between Registrant and Jackie Glazer

             99.01     Press Release dated June 7, 2005 announcing new officer.





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   July 26, 2005                         Pacific Gold Corp.



                                               By:  /s/ Mitch Geisler
                                                    _______________________
                                                    Mitch Geisler
                                                    Chief Operating Officer




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